UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: September 19, 2013

GTX CORP
(Exact name of registrant as specified in its charter)

Nevada	000-53046	98-0493446
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

117 W. 9th Street, #1214 Los Angeles, California		90015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(213) 489-3019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective September 19, 2013, GTX Corp (the “Company”) entered into that certain Securities Purchase Agreement with 112359 Factor Fund, LLC (the “Fund”) pursuant to which the Company issued and sold to the Fund (i) an amended and restated convertible debenture (the “A & R First Debenture”) in the principal amount of $123,394, (ii) a secured convertible debenture in the principal amount of $200,000 (the “Second Debenture”), and (iii) a secured convertible debenture payable in eight (8) tranches totaling an aggregate principal balance of $901,000 (the “Third Debenture” and together with the A & R First Debenture and Second Debenture, the “Debentures”).

The following describes certain of the material terms of the Debentures and financing transactions with the Fund. For additional information regarding the terms of the transaction, please see the agreements entered into in connection with the transaction, copies of which are included as exhibits to the Current Report on Form 8-K.

Assignment Agreement. Effective September 19, 2013, JMJ Financial (“JMJ”), the holder of our $200,000 convertible promissory note (the “JMJ Note”), entered into an assignment agreement (the “Assignment Agreement”) with the Fund, whereby JMJ sold 100% of its right, title and interest in the JMJ Note to the Fund. The JMJ Note had an outstanding balance of $74,394 at the time of the Assignment Agreement.

A & R First Debenture--Exchange Agreement. In order to amend and restate the terms of the JMJ Note that was transferred to the Fund, in the Exchange Agreement entered into in connection with the transactions, the Company agreed to exchange the JMJ Note for a new debenture (i.e., for the A & R First Debenture). The A & R First Debenture amends and restates in its entirety (and is given in substitution for) the JMJ Note that as assigned to the Fund on September 19, 2013. The principal changes effected in the A & R First Debenture include: an increase in the amount outstanding from $74,394 to $123,394; the reduction of the interest rate to the lesser of the applicable Federal Rate or 6% per annum; the extension of the maturity dates to the third anniversary of the original payment dates; and the grant to the Fund of the right to convert any portion of the principal amount of A & R First Debenture into shares of common stock of the Company at a price equal to 100% of the average of the five (5) lowest closing market prices for the Company’s common stock for the thirty (30) trading days preceding conversion. The Fund may not, however, convert the A & R First Debenture if such conversion would result in the Fund owning more than 4.99% of the Company’s outstanding shares of common stock, subject to the Fund’s right to waive this limit upon 65 days prior notice. If the A & R First Debenture is repaid and/or converted in full prior to its maturity date, all accrued interest will be forgiven.

Second Debenture. The Second Debenture was issued to the Fund in consideration for the Fund’s various agreements under the Security Purchase Agreement. The Second Debenture, in the amount of $200,000, matures December 31, 2017 and accrues interest on the unconverted outstanding principal balance at a rate per annum of the lesser of the applicable Federal Rate or six percent (6%). Following the Payment Compliance Date, as defined below, at the option of the Fund, the outstanding principal amount due under the Second Debenture may be converted into shares of the Company’s common stock at a price equal to lesser of (a) the outstanding balance due under the Debenture divided by $0.01 per shares (the “Conversion Price,”) or (b) 9.99% of the then-current issued and outstanding capital stock of the Company as of the first (1st) anniversary of the Payment Compliance Date, subject to a limit of 4.99% of the Company’s outstanding shares of common stock. The “Payment Compliance Date” shall mean the later to occur of (a) the date on which the Fund has paid the Company the full $425,000 purchase price of the Third Debenture, or (b) the date on which all amounts due to the Fund, except for amounts due under the Second Debenture, have been fully paid. If the Second Debenture is repaid and/or converted in full prior to its maturity date, all accrued interest will be forgiven.

Third Debenture. The face amount of the Third Debenture is $901,000. The Fund has agreed to purchase the Third Debenture in eight (8) installments (each such installment that is paid is referred to as a “Tranche”). The Third Debenture matures on the third (3rd) anniversary date of each Tranche payment. The payment and maturity dates of each Tranche are as follows:

Tranche Number	Tranche Payment Date	Tranche	Obligation	Maturity Date
1	September 19, 2013	$75,000	$159,000	September 18, 2016
2	October 14, 2013	$50,000	$106,000	October 13, 2016
3	November 15, 2013	$50,000	$106,000	November 14, 2016
4	December 13, 2014	$50,000	$106,000	December 12, 2017
5	January 17, 2014	$50,000	$106,000	January 16, 2017
6	February 14, 2014	$50,000	$106,000	February 13, 2017
7	March 14, 2014	$50,000	$106,000	March 13, 2017
8	April 18, 2014	$50,000	$106,000	April 17, 2017
Total Principal		$425,000	$901,000

Tranche #1 was funded on September 20, 2013. Interest on the Third Debenture accrues on the unconverted outstanding principal balance hereof at a rate per annum of the lesser of the applicable Federal Rate or six percent (6%) and on a pro rata basis to the extent that each Tranche has been paid. The outstanding amounts due under the Third Debenture are convertible at the option of the Fund into shares of the Company’s common stock at 100% of the average of the five (5) lowest closing market prices for the Common Stock for the thirty (30) trading days preceding each conversion; provided, however, that the Fund cannot own more than 4.99% of the Company’s outstanding shares of common stock at any time, which limit may be waived by the Fund upon 65 days notice. If the Third Debenture is repaid and/or converted in full prior to its maturity date, all accrued interest will be forgiven.

Security Agreement/Pledge. The Debentures are secured by a blanket lien on substantially all of the Company’s assets pursuant to the terms of a security agreement (the “Security Agreement”) executed by the Company and its subsidiaries in favor of the Fund. If an event of default occurs and continues for more that 30 days following written notice of default from the Fund, under the Security Agreement, the fund may, in addition to any other remedies available to it, foreclose upon the assets securing such Debentures.

In addition, to further secure the Company’s obligations under the Debentures, the Company’s Chief Executive Officer, Mr. Patrick Bertagna, has pledged 13,180,378 shares of his common stock of the Company (the “Pledged Securities”) pursuant to a stock pledge agreement (the “Pledge Agreement”) executed by Mr. Bertagna in favor of the Fund. Upon the breach of any provision in the Pledge Agreement or upon the occurrence of any default event under the Debentures, the Fund may exercise any rights and remedies available, including, but not limited to, sale, assignment or other disposal of any or all of the Pledged Securities in exchange for cash or credit. The Fund’s rights under the Pledge Agreement are limited to the extent that the Fund has agreed not to own more than 4.99% of the Company’s outstanding shares of common stock at any time, which limitation the Fund can, however, waive upon 65 days notice.

Item 3.02 Unregistered Sales Of Securities.

The Company issued the Debentures to the Fund effective September 19, 2013. For a description of significant terms of the sale, and related transaction documents, see the discussion under Item 1.01, above, which is incorporated herein by reference.

The Debentures that the Company issued to the Fund under the Securities Purchase Agreement were not registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Debentures, as well as the shares issuable upon the conversion of the Debentures, may not be reoffered or sold in the United States by the holder in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act.

Item 8.01 Other Events.

On September 25, 2013, the Company issued a press release announcing the issuance of the Third Debenture and the amendment to its convertible debt, as described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Securities Purchase Agreement by and between GTX Corp and 112359 Factor Fund, LLC, dated September 19, 2013.

10.2 Secured Amended & Restated Convertible Debenture by and between GTX Corp and 112359 Factor Fund, LLC, dated September 19, 2013, in principal amount of $123,394.

10.3 Secured Convertible Debenture by and between GTX Corp and 112359 Factor Fund, LLC, dated September 19, 2013, in the principal amount of $200,000.

10.4 Secured Convertible Debenture by and between GTX Corp and 112359 Factor Fund, LLC, dated September 19, 2013, in the principal amount of $901,000 .

10.5 Security Agreement by and between GTX Corp and its subsidiaries and 112359 Factor Fund, LLC, dated September 19, 2013.

10.6 Pledge Agreement by and between Patrick Bertagna, GTX Corp and 112359 Factor Fund, LLC, dated September 19, 2013.

99.1	Press release issued by GTX Corp dated September 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTX CORP

September 25, 2013	By:	/s/ Patrick Bertagna
Name: Patrick Bertagna
Title: Chief Executive Officer